                                                                     Exhibit 1.1

                             DESIGNER HOLDINGS LTD.
                          (a Delaware corporation); and


                             DESIGNER FINANCE TRUST
                      (a Delaware statutory business trust)


                                    2,000,000
                             ___% Convertible Trust
                        Originated Preferred Securities SM
                             ("Convertible TOPrS SM")



                               PURCHASE AGREEMENT






Dated:  ____________, 1996







--------------------


SM   "Convertible Trust Originated Preferred Securities" and
     "Convertible TOPrS" are service marks of Merrill Lynch &
     Co., Inc.

                                TABLE OF CONTENTS

                                                                            Page

PURCHASE AGREEMENT ..................................................  1

  SECTION 1.    Representations and Warranties ......................  4
        (a)     Representations and Warranties by the
                  Company and the Trust .............................  4
                 (i)  Compliance with Registration Requirements .....  4
                (ii)  Independent Accountants .......................  5
               (iii)  Financial Statements ..........................  6
                (iv)  No Material Adverse Change in Business ........  6
                 (v)  Good Standing of the Company ..................  6
                (vi)  Good Standing of Subsidiaries .................  7
               (vii)  Capitalization; Descriptions ..................  7
              (viii)  Existence of Trust ............................  8
                (ix)  Common Securities .............................  8
                 (x)  Capital Stock .................................  8
                (xi)  Authorization of Declaration ..................  9
               (xii)  Guarantee Agreements ..........................  9
              (xiii)  Preferred Securities ..........................  9
               (xiv)  Authorization of Indenture .................... 10
                (xv)  Authorization of Convertible Debentures ....... 10
               (xvi)  Authorization of Agreement .................... 10
              (xvii)  Absence of Defaults and Conflicts ............. 10
             (xviii)  Absence of Labor Dispute ...................... 11
               (xix)  Absence of Proceedings ........................ 12
                (xx)  Accuracy of Exhibits .......................... 12
               (xxi)  Donna Karan License Agreement ................. 12
              (xxii)  Possession of Intellectual Property ........... 13
             (xxiii)  Absence of Further Requirements ............... 13
              (xxiv)  Possession of Licenses and Permits ............ 14
               (xxv)  Title to Property ............................. 14
              (xxvi)  Compliance with Cuba Act ...................... 14
             (xxvii)  Investment Company Act ........................ 15
            (xxviii)  Environmental Laws ............................ 15
              (xxix)  Registration Rights ........................... 16
               (xxx)  Taxes ......................................... 16
              (xxxi)  Statistical Information ....................... 16

  SECTION 2.    Sale and Delivery to Underwriters;
                   Closing .......................................... 16
        (a)     Initial Preferred Securities ........................ 16
        (b)     Optional Preferred Securities ....................... 17
        (c)     Payment ............................................. 17

                                                                            Page

        (d)     Denominations; Registration ......................... 18

  SECTION 3.    Covenants ........................................... 18
        (a)     Compliance with Securities Regulations and
                   Commission Requests .............................. 19
        (b)     Filing of Amendments ................................ 19
        (c)     Delivery of Registration Statements.................. 19
        (d)     Delivery of Prospectuses ............................ 20
        (e)     Continued Compliance with Securities Laws ........... 20
        (f)     Blue Sky Qualifications ............................. 21
        (g)     Rule 158 ............................................ 21
        (h)     Use of Proceeds ..................................... 21
        (i)     Listing ............................................. 22
        (j)     Restriction on Sale of Securities ................... 22
        (k)     Reporting Requirements .............................. 22
        (l)     Reports on Form SR .................................. 23
        (m)     Furnish Reports ..................................... 23
        (n)     Interim Financials .................................. 23

  SECTION 4.    Payment of Expenses ................................. 23
        (a)     Expenses ............................................ 23
        (b)     Termination of Agreement ............................ 24

  SECTION 5.    Conditions of Underwriters' Obligations ............. 24
        (a)     Effectiveness of Registration Statement ............. 25
        (b)     Opinion of Skadden, Arps, Slate, Meagher &
                   Flom ............................................. 25
        (c)     Opinion of General Counsel for
                  Company .......................................... 25
        (d)     Opinion of Counsel for Property Trustee
                   and Guarantee Trustee ............................ 25
        (e)     Opinion of Counsel for Delaware Trustee ............. 26
        (f)     Opinion of Counsel for Underwriters ................. 26
        (g)     Officers' Certificates .............................. 26
        (h)     Officer's Certificates of Licensors ................. 27
        (i)     Accountant's Comfort Letter ......................... 27
        (j)     Bring-down Comfort Letter ........................... 27
        (k)     Amendment of Credit Agreement ....................... 28
        (l)     Approval of Listing ................................. 28
        (m)     No Objection ........................................ 28
        (n)     Lock-up Agreements .................................. 28
        (o)     Conditions to Purchase of Optional
                   Preferred Securities ............................. 28
        (p)     Additional Documents ................................ 29
        (q)     Termination of Agreement ............................ 30

  SECTION 6.    Indemnification ..................................... 30
        (a)     Indemnification of Underwriters ..................... 30

                                                                            Page

        (b)     Indemnification of Trust, Company,
                   Directors and Officers ........................... 31
        (c)     Actions Against Parties; Notification ............... 32
        (d)     Settlement Without Consent if Failure to
                   Reimburse ........................................ 33

  SECTION 7.    Contribution ........................................ 33

  SECTION 8.    Representations, Warranties and Agreements
                   to Survive Delivery .............................. 35

  SECTION 9.    Termination of Agreement ............................ 35
        (a)     Termination; General ................................ 35
        (b)     Liabilities ......................................... 36

  SECTION 10.   Default by One or More of the Underwriters........... 36

  SECTION 11.   Notices ............................................. 37

  SECTION 12.   Parties ............................................. 37

  SECTION 13.   GOVERNING LAW AND TIME .............................. 38

  SECTION 14.   Effect of Headings .................................. 38

                             DESIGNER HOLDINGS LTD.
                          (a Delaware corporation); and

                             DESIGNER FINANCE TRUST
                      (a Delaware statutory business trust)

                                2,000,000
                             ___% Convertible Trust
                        Originated Preferred Securities SM
                             ("Convertible TOPrS SM")

  (Liquidation Amount $50 Per Convertible Preferred Security)

                               PURCHASE AGREEMENT

                                                             _____________, 1996

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
MORGAN STANLEY & CO. INCORPORATED
c/o MERRILL LYNCH & CO.
      Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


Ladies and Gentlemen:

            Designer Finance Trust (the "Trust"), a statutory business trust organized under the Business Trust Act (the "Delaware Act") of the State of Delaware (Chapter 38, Title 12 of the Delaware Code, 12 Del. C. {{ 3801 et seq.), confirms its agreement with you, Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and Morgan Stanley & Co. Incorporated (together, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issuance and sale by the Trust, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of __% Convertible Trust Originated Preferred Securities (liquidation amount $50 per preferred security) set forth in Schedule A hereto and the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 300,000 additional Preferred Securities to cover overallotments, if any. The aforesaid 2,000,000 preferred securities (the

"Initial Preferred Securities") to be purchased by the Underwriters and all or any part of the 300,000 preferred securities subject to the option described in
Section 2(b) hereof (the "Optional Preferred Securities") are hereinafter called, collectively, the "Preferred Securities." The Preferred Securities will be convertible at the option of the holder thereof into shares of common stock, par value $.01 per share (shares of which class of stock are herein referred to as "Common Stock"), of Designer Holdings Ltd. (the "Company"). The Preferred Securities are more fully described in the Prospectus (as defined below).

            The Preferred Securities will be guaranteed by the Company, to the extent set forth in the Prospectus (as defined below), with respect to distributions and amounts payable upon liquidation or redemption (the "Preferred Securities Guarantee") pursuant to the Preferred Securities Guarantee Agreement (the "Preferred Securities Guarantee Agreement") to be dated as of Closing Time (as defined below) executed and delivered by the Company and IBJ Schroder Bank & Trust Company (the "Guarantee Trustee"), a New York banking corporation not in its individual capacity but solely as trustee, for the benefit of the holders from time to time of the Preferred Securities. The Company and the Trust each understand that the Underwriters propose to make a public offering of the Preferred Securities as soon as they deem advisable after this Agreement has been executed and delivered, and the Declaration (as defined herein), the Indenture (as defined herein), and the Preferred Securities Guarantee Agreement have been qualified under the Trust Indenture Act of 1939, as amended (the "1939 Act"). The entire proceeds from the sale of the Preferred Securities will be combined with the entire proceeds from the sale by the Trust to the Company of its common securities (the "Common Securities") guaranteed by the Company, to the extent set forth in the Prospectus, with respect to distributions and amounts payable upon liquidation or redemption (the "Common Securities Guarantee" and, together with the Preferred Securities Guarantee, the "Guarantees") pursuant to the Common Securities Guarantee Agreement (the "Common Securities Guarantee Agreement" and, together with the Preferred Securities Guarantee Agreement, the "Guarantee Agreements"), to be dated as of Closing Time, executed and delivered by the Company for the benefit of the holders from time to time of the Common Securities, and will be used by the Trust to purchase the ____% Convertible Subordinated Debentures due 2016 (the "Convertible Debentures") issued by the Company. The Preferred Securities and the Common Securities will be issued pursuant to the Amended and Restated

Declaration of Trust of the Trust, to be dated as of Closing Time (the "Declaration"), among the Company, as Sponsor, IBJ Schroder Bank & Trust Company, as property trustee (the "Property Trustee"), and Delaware Trust Capital Management, Inc., as Delaware trustee (the "Delaware Trustee"), and Arnold H. Simon and Merrill M. Halpern, as regular trustees (the "Regular Trustees" and together with the Property Trustee and the Delaware Trustee, the "Trustees"), and the holders from time to time of undivided beneficial interests in the assets of the Trust. The Convertible Debentures will be issued pursuant to an Indenture, to be dated as of Closing Time (the "Indenture"), between the Company and IBJ Schroder Bank & Trust Company, as trustee (the "Indenture Trustee"). The Preferred Securities, the Preferred Securities Guarantee, the Convertible Debentures and the shares of Common Stock of the Company initially issuable upon conversion of the Convertible Debentures (the "Conversion
Shares") are collectively referred to herein as the "Securities." Capitalized terms used herein without definition have the respective meanings specified in the Prospectus.

            The Company and the Trust have filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-13097) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company and the Trust have elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). The information included in such prospectus or in such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement" and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Preferred Securities is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated October 22, 1996 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

            SECTION 1.  Representations and Warranties.

            (a) Representations and Warranties by the Company and the Trust. The Company and the Trust jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

           At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, if any, and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Optional Preferred Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different," as such term is used in Rule 434, from the prospectus include in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply (A) to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Trust or the Company in writing by any Underwriter through Merrill Lynch expressly for use in the Registration Statement or Prospectus and (B) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) under the 1939 Act.

           Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii) Independent Accountants. Coopers & Lybrand L.L.P., the accountants who certified the financial state ments and supporting schedules of the Company included in the Registration Statement and Deloitte & Touche L.L.P., the accountants who certified the financial statements and supporting schedules of Rio Sportswear, Inc. and affiliated companies included in the Registration Statement, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

           (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v) Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

           (vi) Good Standing of Subsidiaries. Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The only subsidiaries of the Company are the subsidiaries listed in Exhibit 21.1 to the Registration Statement.

          (vii) Capitalization; Descriptions. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization"; and the Preferred Securities, the Common Securities, the Conversion Shares, the Convertible Debentures, the Declaration, the Preferred Securities Guarantee Agreement and the Indenture conform in all material respects to the descriptions thereof in the Prospectus under the captions "Description of the Preferred Securities," "Description of the Guarantee," "Description of the Convertible Debentures," "Effect of Obligations Under the Convertible Debentures and the Guarantee" and "Description of Capital Stock".

         (viii) Existence of Trust. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act with the power and authority to own property and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement, the Preferred Securities, the Common Securities and the Declaration; the Trust is duly qualified to transact business as a foreign corporation in good standing in each jurisdiction in which such qualification is necessary, except to the extent that the failure to so qualify would not have a Material Adverse Effect on the Trust; and the Trust is not a party to or otherwise bound by any agreement other than those described in the Prospectus.

           (ix) Common Securities. The Common Securities have been duly authorized by the Declaration and, when issued and delivered by the Trust to the Company in accordance with the terms of the Declaration and against payment therefor as described in the Prospectus, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Common Securities is not subject to preemptive or other similar rights; no holder thereof will be subject to personal liability by reason of being such a holder; and at the Closing Time, all of the issued and outstanding Common Securities of the Trust will be directly owned by the Company free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

            (x) Capital Stock. All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable; no holder thereof is or will be subject to personal liability by reason of being such a holder; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive rights of any stockholder of the Company.

           (xi) Authorization of Declaration. The Declaration has been duly authorized by the Company and, when validly executed and delivered by the Company and the Regular
      Trustees, and assuming the due authorization, execution and delivery of the Declaration by the Delaware Trustee and the Property Trustee, the Declaration will constitute a valid and binding obligation of the Company and the Regular Trustees, enforceable against the Company and the Regular Trustees in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xii) Guarantee Agreements. Each of the Common Securities Guarantee Agreement and the Preferred Securities Guarantee Agreement has been duly authorized by the Company and, when validly executed and delivered by the Company, and assuming due authorization, execution and delivery of the Preferred Securities Guarantee Agreement by the Guarantee Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (xiii) Preferred Securities. The Preferred Securities have been duly authorized by the Declaration and, when authenticated in the manner provided for in the Declaration and issued and delivered pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and (subject to the terms of the Declaration) fully paid and nonassessable undivided beneficial interests in the assets of the Trust; the issuance of the Preferred Securities is not subject to preemptive or other similar rights; and holders of Preferred Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit incorporated under the General Corporation Law of the State of Delaware.

          (xiv) Authorization of Indenture. The Indenture has been duly authorized by the Company, and, when validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the Indenture by the Indenture Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (xv) Authorization of Convertible Debentures. The Convertible Debentures have been duly authorized by the Company, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Convertible Debentures will constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Trust.

         (xvii) Absence of Defaults and Conflicts. Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract (including, without limitation, the License Agreement dated August 4, 1994 and as amended through April 22, 1996 between Calvin Klein International ("CKI") and Calvin Klein Jeanswear Company ("CKJC") (the "Calvin Klein License Agreement")), indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Preferred Securities and the use of the proceeds from the sale of the Preferred Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

        (xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

          (xix) Absence of Proceedings. Except as described in the Registration Statement and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to result in a Material Adverse Effect, or which could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

           (xx) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto which have not been so described and filed as required.

          (xxi) Donna Karan License Agreement. The License Agreement dated September 27, 1996 (the "Donna Karan License Agreement") among Donna Karan Studio ("DKS"), Broadway Jeanswear Holdings, Inc. ("BJHI"), Broadway Jeanswear Company, Inc. ("BJCI") and Broadway Jeanswear Sourcing, Inc. ("BJSI" and, together with BJHI and BJCI, the "Jeanswear Subs") has been duly authorized, executed and delivered by the Jeanswear Subs and is enforceable by the Jeanswear Subs against DKS in accordance with its terms, except to the extent that enforcement thereof may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Jeanswear Subs have fulfilled and performed all of their material obligations with respect to the Donna Karan License Agreement and the Donna Karan License Agreement remains in full force and effect; and to the best of the Company's knowledge, no event has occurred with respect to the Donna Karan License Agreement which would result in a Material Adverse Effect.

         (xxii) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or are licensed or otherwise have the full legal right to utilize, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks (including, without limitation, (A) the exclusive right to use the marks "CALVIN KLEIN" and "CK/CALVIN KLEIN" upon the terms and conditions set forth in the Calvin Klein License Agreement and (B) the exclusive right to use the mark "DKNY JEANS" upon the terms and conditions set forth in the Donna Karan License Agreement, in each case as described in the Prospectus), service marks, trade names and other intangible property (collectively, the "Intellectual Property Rights") presently employed by them in connection with the business now operated by them except where the failure to so own or possess such legal right could not reasonably be expected to have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any patent or proprietary rights which, singularly or in the aggregate, if the subject of an unfavorable final determination, could reasonably be expected to result in any Material Adverse Effect.

        (xxiii) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree ("Authorizations") of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Preferred Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state securities law.

         (xxiv) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental

      Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

          (xxv) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Prospectus or (B) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and currently proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

         (xxvi) Investment Company Act. Neither the Company nor the Trust is, and upon the issuance and sale of the Preferred Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus neither will be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (xxvii) Environmental Laws. Except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, ground- water, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively "Environmental Laws"), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or, to the best knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and
      (D) there are no events or circumstances to the best knowledge of the Company that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

       (xxviii) Registration Rights. There are no persons with registration rights or other similar rights to have any security registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (xxix) Taxes. The Company and each of its subsidiaries have filed all federal or state income and franchise tax returns required to be filed and have paid all taxes shown thereon as due, and there is no material tax deficiency which has been or is reasonably likely to be asserted against the Company or any of its subsidiaries; all material tax liabilities of the Company and its subsidiar ies are adequately provided for on the books of the Company and its subsidiaries.

            SECTION 2.       Sale and Delivery to
                             Underwriters; Closing.

            (a) Initial Preferred Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the purchase price of $50 per Initial Preferred Security, the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Preferred Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as they in their sole discretion shall make to eliminate any sales or purchases of fractional securities. As compensation to the Underwriters for their commitments hereunder and in view of the fact that the proceeds of the sale of the Preferred Securities will be used to purchase the Convertible Debentures, the Company hereby agrees to pay at the Closing Time and at any Date of Delivery to the Underwriters a commission of $[ ] per Preferred Security purchased by the Underwriters.

            (b) Optional Preferred Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the Underwriters, severally and not jointly, to purchase up to 300,000 Optional Preferred Securities at the price per share set forth in the immediately preceding paragraph. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Preferred Securities upon notice by the Underwriters to the Trust setting forth the number of Optional Preferred Securities as to which the Underwriters are then exercising the option and the time and date of payment and delivery for such Optional Preferred Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Underwriters, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Optional Preferred Securities, each of the Underwriters, acting severally and not jointly, will purchase and the Trust agrees to sell to the Underwriters that proportion of the total number of Optional Preferred Securities to be sold by the Trust which the number of Initial Preferred Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Preferred Securities, subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

            (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Preferred Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Underwriters, the Company and the Trust, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 hereof), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters, the Company and the Trust (such time and date of payment and delivery being herein called "Closing Time").

            In addition, in the event that any or all of the Optional Preferred Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Optional Preferred Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Underwriters, the Company and the Trust, on each Date of Delivery as specified in the notice from the Underwriters to the Company and the Trust.

            Payment shall be made to the Trust by wire transfer of immediately available funds to the order of the Trust against delivery to the Underwriters of certificates for the Preferred Securities to be purchased by them. It is understood that each Underwriter has authorized Merrill Lynch, for its account, to accept delivery of, receipt for, and make payment of the purchase price for the Initial Preferred Securities and the Optional Preferred Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Preferred Securities or the Optional Preferred Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

            (d) Denominations; Registration. Certificates for the Initial Preferred Securities and the Optional Preferred Securities, if any, shall be in such denominations and registered in such names as the Underwriters may request in writing at least two full business days before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Preferred Securities and the Optional Preferred Securities, if any, will be made available for examination and packaging by the Underwriters in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

            At Closing Time or each Date of Delivery, as the case may be, the Company will pay, or cause to be paid, the commission payable at such time under this Section 2 to Merrill Lynch on behalf of the Underwriters by wire transfer of immediately available funds.

            SECTION 3. Covenants. The Company and the Trust jointly and severally covenant with each Underwriter as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company and the Trust, subject to Section 3(b) hereof, will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Underwriters immediately, and confirm the notice in writing,
      (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Preferred Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company and the Trust will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company and the Trust will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company and the Trust will give the Underwriters notice of their intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act or otherwise, will furnish the Underwriters with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Underwriters or counsel for the Underwriters shall reasonably object.

            (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Underwriters and counsel for the Underwriters, without charge, two signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Underwriters, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company and the Trust hereby consent to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each

      Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be substantively identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company and the Trust will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Preferred Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company and the Trust will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (f) Blue Sky Qualifications. The Company and the Trust will each use its best efforts, in cooperation with the Underwriters, to qualify the Preferred Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor the Trust shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Preferred Securities have been so qualified, the Company and the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (h) Use of Proceeds. The Trust will use the proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds." The Company will use the net proceeds received by it from the sale of the Convertible Debentures in the manner specified in the Prospectus under "Use of Proceeds".

            (i) Listing. The Company will use its best efforts to effect the listing of the Preferred Securities on the New York Stock Exchange. If the Convertible Debentures are distributed on the occurrence of a Tax Event (as defined in the Prospectus), the Company will use its best efforts to effect the listing of the Convertible Debentures on the New York Stock Exchange on such other exchange where the Preferred Securities are listed.

            (j) Restriction on Sale of Securities. During a period of [90] days from the date of the Prospectus, neither the Company nor the Trust will, without the prior written consent of Merrill Lynch, directly or indirectly, offer, sell, or enter into any agreement to sell, or otherwise dispose of (a) any trust certificates or other securities of the Trust (other than the Preferred Securities offered hereby and the Common Securities), (b) any preferred stock or any other security of the Company that is substantially similar to the Preferred Securities, (c) any shares of any class of common stock of the Company, other than (i) shares of Common Stock issuable upon conversion of the Preferred Securities or pursuant to the exercise of options or warrants outstanding on the date of the Underwriting Agreement; and (ii) the grant of stock options or other stock-based awards (and the exercise thereof) to directors, officers and employees of the Company; and (iii) shares of Common Stock to CKI upon the conversion of the non-voting common stock owned by it.

            (k) Reporting Requirements. The Company and the Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to Section 13, 14 or 15 of the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

            (l) Furnish Reports. For and during the period ending two years after the effective date of the Registration Statement, the Company will furnish to the Underwriters copies of all reports and other communications (financial or otherwise) furnished by the Company to its securityholders generally and copies of any reports or financial statements furnished to or filed by the Company with the Commission or any national securities exchange on which any class of securities of the Company may be listed.

            (m) Interim Financials. Prior to the Closing Date and any Delivery Date, as the case may be, the Company will furnish to the Underwriters, as soon as they have been prepared and are available, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements included in the Registration Statement and the Prospectus.

            SECTION 4.  Payment of Expenses.

            (a) Expenses. The Company will pay all expenses incident to the performance of its and the Trust's obligations under this Agreement, including
(i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Preferred Securities, (iii) the preparation, issuance and delivery of the certificates for the Preferred Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Preferred Securities to the Underwriters, (iv) the reasonable fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Preferred Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, if any, (viii) the fees and expenses of any transfer agent or registrar for the Preferred Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the "NASD") of the terms of the sale of the Preferred Securities, (x) the fees and expenses incurred in connection with the listing of the Preferred Securities and, if applicable, the Convertible Debentures on the New York Stock Exchange, (xi) the fees and expenses of the Indenture Trustee, including the fees and disbursements of counsel for the Indenture Trustee in connection with the Indenture and the Convertible Debentures, (xii) the fees and expenses of the Delaware Trustee and the Property Trustee, including the reasonable fees and disbursements of counsel for the Delaware Trustee and Property Trustee in connection with the Declaration and the Certificate of Trust, (xiii) the fees and expenses of the Guarantee Trustee, (xiv) any fees payable in connection with the rating of the Preferred Securities and the Convertible Debentures and (xv) the cost and charges of qualifying the Preferred Securities with the Depositary Trust Company.

            (b) Termination of Agreement. If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5, Section 9(a)(i) or
Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

            SECTION 5. Conditions of Underwriters' Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Trust contained in Section 1 hereof or in certificates of any officer of the Company or any subsidiary of the Company or any Trustee delivered pursuant to the provisions hereof, to the performance by the Company and the Trust of their respective covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b)).

            (b) Opinion of Skadden, Arps, Slate, Meagher & Flom LLP. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company and the Trust, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (c) Opinion of General Counsel for Company. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of John J. Jones, Esq., Vice President, General Counsel and Secretary for the Company, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters to the effect set forth in Exhibit B hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (d) Opinion of Counsel for Property Trustee, the Delaware Trustee and Guarantee Trustee. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of the Closing Time, of Richards, Layton & Finger, counsel for the Property Trustee, the Delaware Trustee and the Guarantee Trustee, together with signed or reproduced copies of such letter for each of the

      Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

            (e) Opinion of Counsel for Underwriters. At Closing Time, the Underwriters shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the Underwriters with respect to the validity of the Preferred Securities, the Registration Statement, the Prospectus and other related matters as the Underwriters may reasonably request.

            (f) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, (A) any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission; or (B) any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Trust, and the Underwriters shall have received a certificate of a Regular Trustee of the Trust, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
      Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of Closing time, (iii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) to the best of its knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been initiated or threatened by the Commission.

            (g) Officer's Certificates of Licensors. At the Closing Time the Underwriters shall have received a certificate from an executive officer of DKS dated as of a date within two days prior to the Closing Time, to the effect that, to the best of such officer's knowledge after due inquiry, as of the date thereof, the Company and the Jeanswear Subs are in compliance with all the terms and provisions of the Donna Karan License Agreement and that no event has occurred that would (with or without notice or the passage of time, or both) constitute a default under the Donna Karan License Agreement. In addition, at the Closing Time, the Underwriters shall have received a certificate from an executive officer of CKI dated as of a date within two days prior to the Closing Time, to the effect that, to the best of such officer's knowledge after due inquiry, as of the date thereof, the Company and CKJC are in compliance with all the terms and provisions of the Calvin Klein License Agreement and that no event has occurred that will (with or without notice or the passage of time, or both) constitute a default under the Calvin Klein License Agreement.

            (h) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from Coopers & Lybrand L.L.P. a letter dated such date, in the form attached hereto as Exhibit E together with signed or reproduced copies of such letter for each of the Underwriters.

            (i) Bring-down Comfort Letter. At Closing Time, the Underwriters shall have received from Coopers & Lybrand L.L.P. a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (h) of this Section, except that the "specified date" referred to shall be a date not more than five days prior to Closing Time.

            (j) Amendment of Credit Agreement. The Company will have amended the terms of its bank credit facility to allow for the consummation of the transactions contemplated by this Agreement.

            (k) Approval of Listing. At the Closing Time, the Preferred Securities shall have been approved for listing on the New York Stock Exchange, subject only to official notice of issuance.

            (l) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

            (m) Lock-up Agreements. At the date of this Agreement, the Underwriters shall have received agreements substantially in the form of Exhibit [ ] hereto signed by the Company, the Trust and the parties listed in Schedule [ ] hereto.

            (n) Conditions to Purchase of Optional Preferred Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Optional Preferred Securities, the representations and warranties of the Company and the Trust contained herein and the statements in any certificates furnished by the Company and any Trustee hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Underwriters shall have received:

                  (i) Officers' Certificates. Certificates, dated such Date of
            Delivery, of (a) the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company and (b) a Regular Trustee of the Trust confirming that the certificates delivered at the Closing Time pursuant to Section 5(g) hereof remain true and correct as of such Date of Delivery.

                 (ii) Opinions of Counsel for Company. The favorable opinions of each of Skadden, Arps, Slate, Meagher & Flom, and John J. Jones, Esq., the General Counsel for the Company, each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Sections 5(b) and (c) hereof.

                 (iii) Opinions of Counsel for the Trustees. The favorable
            opinions of Richards, Layton & Finger,
            counsel for the Property Trustee, the Delaware Trustee and Guarantee Trustee in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(d).

                 (iv) Opinion of Counsel for Underwriters. The favorable opinion of Cahill Gordon & Reindel, counsel for the Underwriters, dated such Date of Delivery, relating to the Optional Preferred Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(f) hereof.

                  (v) Bring-down Comfort Letter. A letter from Coopers & Lybrand
            L.L.P., in form and substance satisfactory to the Underwriters and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Underwriters pursuant to
            Section 5(e) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (o) Additional Documents. At Closing Time and at each Date of Delivery counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Preferred Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Trust in connection with the issuance and sale of the Preferred Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Preferred Securities on a Date of Delivery which is after the Closing Time, the obligations of the Underwriters to purchase the relevant Optional Preferred Securities, may be terminated by the Underwriters by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 1, 6, 7 and 8 hereof shall survive any such termination and remain in full force and effect.

            SECTION 6.  Indemnification.

            (a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

          (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that (x) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto). The foregoing indemnity with respect to any untrue statement or alleged untrue statement contained in or omission or alleged omission from a preliminary prospectus shall not inure to the benefit of the Underwriter (or any person controlling such Underwriter) from whom the person asserting any loss, liability, claim, damage or expense purchased any of the Preferred Securities which are the subject thereof if the Company shall sustain the burden of proving that such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person and the untrue statement contained in or omission from such preliminary prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented) and the Company had previously furnished copies thereof to such Underwriter.

            (b) Indemnification of Trust, Company, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Trust, each of the Trustees of the Trust, the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Trust, any of the Trustees or the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434

Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

            (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            SECTION 7. Contribution. If the indemnification provided for in
Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand from the offering of the Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Trust on the one hand and of the Underwriters on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in Section 6(f) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company and the Trust on the one hand and the Underwriters on the other hand in connection with the offering of the Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting commission received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet bear to the aggregate initial public offering price of the Securities as set forth on such cover.

            The relative fault of the Company and the Trust on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Trust or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and each Trustee of the Trust shall have the same rights to contribution as the Trust. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.

            SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Trustees of the Trust submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company or the Trust, and shall survive delivery of the Preferred Securities to the Underwriters.

            SECTION 9.  Termination of Agreement.

            (a) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company and the Trust, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or other calamity or crises or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Preferred Securities or to enforce contracts for the sale of the Preferred Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof; and provided, further, that Sections 1, 6 and 7 hereof shall survive such termination and remain in full force and effect.

            SECTION 10. Default by One or More of the Underwriters. If one of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the remaining Underwriter shall have the right, within 24 hours thereafter, to make arrangements, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, such Underwriter shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Preferred Securities to be purchased on such date, the non-defaulting Underwriter shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of the non-defaulting Underwriter, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Preferred Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Company to sell the Optional Preferred Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of the non-defaulting Underwriter.

            No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Optional Preferred Securities, as the case may be, either the Underwriters or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

            SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Merrill Lynch at North Tower, World Financial Center, New York, New York 10281-1201, attention of Mary Beth Henson, Managing Director; notices to the Trust shall be directed to it at IBJ Schroder Bank & Trust Company, One State Street, New York, New York 10004, attention of Corporate Trust and Agency Administration; notices to the Company shall be directed to it at 1385 Broadway, New York, New York 10018, attention of Arnold
M. Simon, Chief Executive Officer, and Mark N. Kaplan, Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022.

            SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

            SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

            SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Trust counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Trust in accordance with its terms.

                                    Very truly yours,

                                    DESIGNER HOLDINGS LTD.


                                    By:
                                         ---------------------------
                                         Name:
                                         Title:


                                    DESIGNER FINANCE TRUST


                                    By:
                                         ---------------------------
                                         Name:
                                         Title:  Regular Trustee


                                    By:
                                         ---------------------------
                                         Name:
                                         Title:  Regular Trustee



CONFIRMED AND ACCEPTED, as of the date first above written:


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED
MORGAN STANLEY & CO. INCORPORATED


By:   MERRILL LYNCH & CO.
     MERRILL LYNCH, PIERCE, FENNER & SMITH
                 INCORPORATED


By:  ________________________________

             Authorized Signatory

                                   SCHEDULE A

                                                            Number of
                                                            Initial
                                                            Preferred
      Name of Underwriter                                   Securities
      -------------------                                   ----------
Merrill Lynch, Pierce, Fenner & Smith
            Incorporated .............................
Morgan Stanley & Co. Incorporated ....................

Total ................................................      ----------
                                                            2,000,000
                                                            ==========


                                     Sch A-1

                                                                       Exhibit A


            Form of opinion, dated as of Closing Time, of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden"), counsel for the Company and the Trust, substantially to the effect that:

            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

           (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement.

          (iii) The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of the States of New York, Delaware, [New Jersey, South Carolina, Pennsylvania, California and the Commonwealth of Massachusetts] and in each jurisdiction where such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not result in a Material Adverse Effect.

           (iv) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled "Actual" under the caption "Capitalization"; the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and nonassessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (v) This Agreement has been duly authorized, executed and delivered by each of the Company and the Trust.

           (vi) The Indenture has been duly authorized, executed and delivered by the Company and, when authorized, executed and delivered by the Indenture Trustee, will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

          (vii) The Convertible Debentures have been duly authorized by the Company and when the Convertible Debentures have been duly authenticated by the Indenture Trustee in accordance with the Indenture and paid for by the Trust, the Convertible Debentures will be duly executed, issued and delivered by the Company and constitute valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

         (viii) The Declaration has been duly authorized, executed and delivered by the Company; and, assuming the due authorization, execution and delivery of the Declaration by IBJ Schroder Bank & Trust Company (Delaware), IBJ Schroder Bank & Trust Company and the Regular Trustees, the Declaration constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

           (ix) Each of the Guarantee Agreements has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

            (x) The Conversion Shares issuable upon conversion of the Convertible Debentures have been duly authorized by the Company, reserved for issuance upon conversion and, if and when issued in accordance with the Indenture at conversion prices at or in excess of the par value of such

      Conversion Shares, will be validly issued, fully paid and nonassessable; and no holder thereof will be subject to personal liability by reason of being such a holder.

           (xi) The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Business Trust Act, 12 Del. C. { 3801, et seq. (the "Delaware Act").

          (xii) Under the Delaware Act and the Declaration, the Trust has the power and authority to (a) execute and deliver, and to perform its obligations under, this Agreement, (b) issue and perform its obligations under the Preferred Securities and the Common Securities and (c) purchase and hold the Convertible Debentures.

         (xiii) The Preferred Securities have been duly authorized by the Declaration and when issued, delivered and paid for in accordance with this Agreement will represent, subject to the qualifications set forth in paragraph [(xix)] below, fully paid and nonassessable undivided beneficial interests in the assets of the Trust and will entitle the holders thereof to the benefits of the Declaration, subject to the effect upon the Declaration of (a) bankruptcy, insolvency, moratorium, receivership, reorganization, liquidation, fraudulent conveyance and other similar laws relating to or affecting the rights and remedies of creditors generally,
      (b) general principles of equity, including applicable law relating to fiduciary duties (regardless of whether considered and applied in a proceeding in equity or at law), and (c) the effect to applicable public policy on the enforceability of provisions relating to indemnification or contribution.

          (xiv) The holders of outstanding shares of capital stock of the Company are not entitled to any preemptive rights under the Certificate of Incorporation or By-Laws of the Company or the law of Delaware to subscribe for the Preferred Securities, the Convertible Debentures or the Conversion Shares.

           (xv) The statements made in the Prospectus under the captions "Description of the Preferred Securities", "Description of the Guarantee", "Description of the Convertible Debentures", "Effect of Obligations Under the Convertible Debentures and the Guarantee", and "Description of Capital Stock", insofar as such statements purport to summarize certain provisions of the Preferred Securities, the Common Securities, the Convertible Debentures, the Preferred Securities Guarantee, the Indenture, the Declaration and the Certificate of Incorporation of the Company, to the extent that they constitute matters of law or legal conclusions, have been reviewed by such counsel and fairly summarize the information required to be disclosed therein.

          (xvi) The issuance, sale and delivery by the Trust of the Preferred Securities and of the Common Securities, the execution and delivery by the Trust of this Agreement, the purchase by the Trust of the Convertible Debentures and the performance by the Trust of its obligations thereunder does not (a) result in any violation of the Declaration or any Delaware statute, order, rule or regulation of any Delaware court or other Delaware governmental agency or body having jurisdiction over the Trust or any of its properties or assets which are normally applicable to transactions of the type contemplated by this Agreement, or (b) require the approval of any such Delaware court or Delaware governmental agency or body pursuant to applicable laws.

         (xvii) Neither the Company nor the Trust is required to be registered under the Investment Company Act of 1940, as amended.

        (xviii) Such counsel has been orally advised by the Commission that the Registration Statement was declared effective under the 1933 Act on November __, 1996; any required filing of the Prospectuses pursuant to Rule 424(b) under the 1933 Act has been made in the manner and within the time period required by Rule 424(b) and, such counsel has been orally advised by the Commission that no stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and, to such Counsel's knowledge, no proceeding for that purpose is pending or threatened by the Commission.

          (xix) The Registration Statement, as of its effective date, and the Prospectus, as of its date, appeared on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, except that in each case such counsel need not express an opinion as to the financial statements, schedules and other financial and statistical data included therein or excluded therefrom or the exhibits to the Registration Statement, and such counsel need not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus except for those made under the captions "Preferred Securities", "Description of the Guarantee", "Description of the Convertible Debentures", "Effect of Obligation Under the Convertible Debentures and the Guarantee", and "Description of Common Stock" in the Prospectus insofar as they relate to provisions of documents therein described.

           (xx) No filing with, authorization, approval, consent, license, registration, qualification, decree or order of any court or governmental authority or agency, domestic or foreign (other than under the 1933 Act and the 1933 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states, as to which we need express no opinion) is required in connection with the issuance and sale of the Preferred Securities by the Trust to the Underwriters pursuant to this Agreement, the performance by the Company and the Trust of their respective obligations pursuant to this Agreement, the Indenture, the Convertible Debentures, the Guarantees, the Declaration or the Preferred Securities, except that such counsel need not express any opinion as to (i) the rules and regulations of the NASD and (ii) laws other than those that, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement. The execution, delivery and performance of this Agreement, the Declaration, the Indenture, the Guarantee Agreements, the consummation by the Company and the Trust of the transactions contemplated hereby and thereby and in the Prospectus, the filing of the certificate of trust with the Secretary of State of the State of Delaware, compliance by the Company and the Trust with the terms of the foregoing and the application of the sale of the Preferred Securities as contemplated by the Prospectus do not and will not conflict with or constitute a breach of, or a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries or the Trust pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries or the Trust is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries or the Trust is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or the Declaration, or any applicable law, administrative regulation or administrative or court decree.

          (xxi) To the best of our knowledge, there are no persons with written registration or other similar rights to have any securities registered by the Company under the Registration Statement.

            Additionally, in giving its opinion required by subsections (b)(1) of this Section, such counsel shall state that such counsel has participated in conferences with representatives of the Underwriters, officers and other representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except and only to the extent as set forth in paragraphs [ ] above), on the basis of the foregoing (relying as to materiality to a large extent upon the discussions with and representations and opinions of officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) or at the Closing Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such counsel does not express any comment with respect to the financial statements including the notes thereto and supporting schedules, or any other financial and statistical data set forth or referred to in the Registration Statement or the Prospectus.

                                                                       Exhibit B


            Form of Opinion, dated as of Closing Time, of John J. Jones, Esq., Vice President, General Counsel and Secretary for the Company, substantially to the effect that:

            (i) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or to be in good standing would not have a Material Adverse Effect; except as described in the Registration Statement and Prospectus, all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company directly, free and clear of any security interest, mortgage, pledge, lien, option, claim or other encumbrance. None of the outstanding shares of capital stock of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

           (ii) Except as disclosed in or specifically contemplated by the Prospectus, to such counsel's knowledge, there are no outstanding options, warrants or other rights calling for the issuance of, and no commitments, obligations, plans or arrangements to issue, any shares of capital stock of the Company or any security convertible into or exchangeable for capital stock of the Company. All issued and outstanding stock options, if any, relating to the Company's Common Stock have been duly authorized and validly issued and the description thereof contained in the Prospectus is accurate in all material respects.

          (iii) To the best of such counsel's knowledge no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described or referred to in the Registration Statement or to be filed as exhibits thereto.

           (iv) To the best of such counsel's knowledge, there are no material legal or governmental proceedings pending or threatened which are required to be disclosed in the Registration Statement, other than those disclosed therein, and all pending legal or governmental proceedings to which the Company or any subsidiary is a party or to which any of their property is subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, are, considered in the aggregate, not material.

            (v) The Donna Karan License Agreement has been duly authorized, executed and delivered by the Jeanswear Subs and is enforceable against DKS in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Jeanswear Subs have the exclusive right to use the trademark "DKNY Jeans" upon the terms, conditions, and subject to the limitations set forth in the Donna Karan License Agreement and as described in the Prospectus.

                                                                       Exhibit C


            Form of opinion, dated as of Closing Time, of [ ], counsel for the Property Trustee, the Guarantee Trustee and the Indenture Trustee, to the effect that:

            (i) The Trustee is a banking corporation duly incorporated and validly existing under the laws of the State of New York.

           (ii) The execution, delivery and performance by the Property Trustee of the Declaration, the execution, delivery and performance by the Guarantee Trustee of the Guarantee Agreement and the execution, delivery and performance by the Indenture Trustee of the Indenture have been duly authorized by all necessary corporate action on the part of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively. The Declaration, the Guarantee Agreement and the Indenture have been duly executed and delivered by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, and constitute the legal, valid and binding obligations of the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, enforceable against the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, in accordance with their terms, except as enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          (iii) The execution, delivery and performance of the Declaration, the Guarantee Agreement and the Indenture by the Property Trustee, the Guarantee Trustee and the Indenture Trustee, respectively, do not conflict with or constitute a breach of the Organization Certificate or Bylaws of the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, or the terms of any indenture or other agreement or instrument known to such counsel and to which the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, is a party or is bound or any judgment, order or decree known to such counsel to be applicable to the Property Trustee, the Guarantee Trustee or the Indenture Trustee, respectively, of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the

      Property Trustee, the Guarantee Trustee or the Indenture
      Trustee, respectively.

           (iv) No consent, approval or authorization of, or registration with or notice to, any federal or New York State banking authority is required for the execution, delivery or performance by the Property Trustee, the Guarantee Trustee or the Indenture Trustee of the Declaration, the Guarantee Agreement or the Indenture, respectively.

                                                                       Exhibit D


                 Form of Opinion, dated as of Closing Time, of [ ], counsel to the Delaware Trustee, substantially to the effect that:

            (i) The Delaware Trustee is duly organized and validly existing under the laws of the State of Delaware and has the corporate power to act as Trustee of a Delaware Business Trust under the laws of the State of Delaware, 12 Del.C. SECTION 3801 et seq.

           (ii) The Delaware Trustee has the power, authority and legal right to execute, deliver and perform on behalf of the Trust this Agreement and the other documents to which the Trust is a party.

          (iii) The Declaration has been duly authorized and, when duly executed and delivered by the Delaware Trustee on behalf of the Trust, and assuming due authorization, execution and delivery by the Company, will be a valid and binding obligation of the Trustee enforceable against the Delaware Trustee in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to creditors or affecting the rights of creditors generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

           (iv) The Preferred Securities and the Common Securities have been duly authorized by the Trust and when issued will entitle the holders thereof to the benefits of the Declaration and will not be subject to any preemptive or similar rights.

            (v) The issuance, sale and delivery of the Preferred Securities will not (A) result in any violation of the Declaration or any statute, order, rule or regulation of any court or other governmental agency or body having jurisdiction over the Trust or any of its properties or assets, (B) require the approval of any such court or governmental agency or body, or
      (C) conflict with or result in a breach or violation of any of the provisions of or constitute a default under any contract, indenture, mortgage, loan agreement, deed of trust, note, lease or other instrument known to such counsel to which the Trust is a party or to which any of its property or assets is subject.

           (vi) The Trust has been duly organized and is validly existing as a business trust under the Delaware Business Trust Act, 12 Del.C. SECTION 3801, et seq. (the "Act").

          (vii) To the knowledge of such counsel, the Trust is not in violation of the Declaration, or, except where such default would not have a material adverse effect on the issuance or validity of the securities or the consummation of the transactions contemplated by this Agreement or the Declaration, in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which it is a party or by which it may be bound, or to which any of its property or assets is subject.

         (viii) The Declaration is not required to be qualified under the Trust Indenture Act and the Trust is not required to be registered as an "investment company" under the Investment Company Act.

           (ix) The holders of the Preferred Securities and the Common Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

            In addition, such counsel shall state that each of the Underwriters, the Company, the Trust and counsel to the foregoing may rely, for purposes of their respective obligations hereunder, upon such opinion.